OTCQX: DYNR WWW.DYNARESOURCE.COM

DynaResource Announces Credit Line Facility Expansion and Offtake Extension

IRVING, TX / August 27, 2025 / DynaResource, Inc. (OTCQX:DYNR) (“DynaResource,” or the “Company”) is pleased to report the Company has entered into an updated agreement with Ocean Partners UK Limited (“Ocean Partners”) for a credit line facility expansion and offtake extension.

The Concentrate Credit Line (“Credit Facility”) replaces the previous agreement with Ocean Partners announced in June 2024 (see June 7, 2024 press release) increasing the amount from $12.5 million to $15.0 million, and offers a 6-month grace period on principal repayments. The key terms of the Credit Facility are set out below.

In addition, the Company and Ocean Partners have entered into an amended agreement for the purchase of 100% of the Gold Concentrate floatation and gravity production from the San Jose de Gracia Mine (“Offtake Agreement”). The contract has been extended to December 31, 2030 with improved gold payability terms.

Credit Facility Key Terms:

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Size: Up to $15 million in funding.
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Structure: Term credit facility.
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Repayment Terms: 6-month grace period, then 18 equal month installments (months 7-24).
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Competitive Interest Rate: 3M SOFR + 6.75%, payable monthly.
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Use of Proceeds: Repayment of existing advances, expansion capital, working capital and general corporate purposes.
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Security: Parent company guarantee, general security agreement and a pledge of shares of Mexican subsidiary, DynaResource de Mexico SA de CV.
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Offtake Commitment: Extended Offtake Agreement required for Credit Facility closing.

“We are pleased to announce this financial derisking milestone for the Company as it helps to improve working capital, and to continue to invest in critical mine development , positioning San Jose de Gracia for operational improvements and long-term growth,” stated Rohan Hazelton, President & CEO of DynaResource. “We would also like to acknowledge our relationship with Ocean Partners, which has been our offtake partner and key stakeholder throughout the past 5 years, supporting the optimization and turnaround of the San Jose de Gracia Mine. These new agreements further reinforce our strong working relationship, demonstrating competitive terms, and providing security and confidence in our business plans to optimize operations and increase shareholder value”

On behalf of the Board of Directors of DynaResource, Inc.
Rohan Hazelton
President & CEO

About DynaResource
DynaResource, Inc. (OTCQX: DYNR) is U.S.-based junior gold mining producer focusing on the advancement of the high-grade San José de Gracia gold mine in Sinaloa, Mexico. The Company is actively mining and exploring operations within this historic district, which has produced over one million ounces of gold and remains significantly underdeveloped.

For Information on DynaResource, Inc. please visit www.dynaresource.com, or contact:

Investor Relations:
Katherine Pryde, Investor Relations Manager
+1 972-869-9400
info@dynaresource.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Certain information contained in this news release, including any information relating to future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are “forward-looking information”. These statements relate to future events or future performance and reflect the Company’s expectations regarding the future growth, results of operations, business prospects and opportunities of DynaResource. These forward-looking statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Certain assumptions have been made regarding the Company’s plans at the San Jose de Gràcia property. Many of these assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements, fluctuations in the international currency markets and in the rates of exchange of the currencies of the United States and México; price volatility in the spot and forward markets for commodities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; changes in national and local governments in any country which DynaResource currently or may in the future carry on business; taxation; controls; regulations and political or economic developments in the countries in which DynaResource currently or may in the future carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits, diminishing quantities or grades of reserves; competition; loss of key employees; additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labor disputes; defective title to mineral claims or property or contests over claims to mineral properties. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these risks) as well as those risks referenced in DynaResource's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. Forward-looking information is not a guarantee of future performance and actual results, and future events could differ materially from those discussed in the forward-looking information. All of the forward-looking information contained in this news release is qualified by these cautionary statements. Although DynaResource believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, unless required by law.